UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2008

McGRATH RENTCORP

(Exact name of registrant as specified in its Charter)

California

(State or other jurisdiction of incorporation)

0-13292	94-2579843
(Commission File Number)	(I.R.S. Employee Identification No.)

5700 Las Positas Road, Livermore, CA 94551-7800

(Address of principal executive offices)

(925) 606-9200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 11, 2008, McGrath RentCorp (the “Company”), through its wholly-owned subsidiary Abrams Rentals LLC (the “Purchaser”), completed the purchase of substantially all of the assets of the tank rental business (the “Tank Rental Business”) of Adler Tank Rentals, LLC (the “Seller”), pursuant to the previously-announced Asset Purchase Agreement, dated as of November 26, 2008 (the “Asset Purchase Agreement”), by and between the Purchaser, the Seller, each of Steve Adler and Howard Werner in their individual capacities (collectively, the “Members”), and the Company. The Members collectively own all of the outstanding equity interests in the Seller.

Pursuant to the terms and conditions of the Asset Purchase Agreement, the Purchaser acquired the Tank Rental Business for a total purchase price consisting of approximately $89 million in cash and 40,000 shares of the Company’s common stock. In addition, the Purchaser assumed certain liabilities relating to the Tank Rental Business. The cash portion of the purchase price is subject to certain post-closing adjustments for net working capital, certain qualified purchases of tanks made by the Seller prior to closing and the proration of accrued expenses in connection with the Tank Rental Business.

A description of the Asset Purchase Agreement was previously included in the Company’s Current Report on Form 8-K filed on December 1, 2008, which description is incorporated herein by reference. This description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 11, 2008, the Company borrowed an aggregate of $87.5 million under the Company’s previously-announced $350 million unsecured revolving credit facility, a description of which was previously included in the Company’s Current Report on Form 8-K filed on May 15, 2008 and is incorporated by reference into this Item 2.03. The Company used the proceeds of this borrowing to fund the Purchaser’s acquisition of the Tank Rental Business.

Item 7.01	Regulation FD Disclosure.

On December 11, 2008, the Company issued a press release announcing its completion of the acquisition of the Tank Rental Business. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

This Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K are furnished to, but not filed with, the Securities and Exchange Commission, and shall not be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of November 26, 2008, by and between Abrams Rentals LLC, Adler Tank Rentals, LLC, each of Steve Adler and Howard Werner in their individual capacities, and McGrath RentCorp.

99.1	Press release issued by McGrath RentCorp on December 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McGRATH RENTCORP

Dated: December 12, 2008	By:	/s/ Keith E. Pratt
Keith E. Pratt
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of November 26, 2008, by and between Abrams Rentals LLC, Adler Tank Rentals, LLC, each of Steve Adler and Howard Werner in their individual capacities, and McGrath RentCorp.

99.1	Press release issued by McGrath RentCorp on December 11, 2008.

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